UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 25, 2017
(Date of earliest event reported)

US GEOTHERMAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-34023 (Commission File Number)	84-1472231 (I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the Board of Directors (the “Board”) of U.S. Geothermal Inc. (the “Company”) resolved to increase the size of the Board to eight directors and, effective February 1, 2017, appointed Ali Hedayat to serve as director until his successor shall be duly elected and qualified, or until his earlier resignation or removal.  The Board has determined that Mr. Hedayat qualifies as independent under the applicable listing standards of the NYSE MKT LLC (“NYSE MKT”) and applicable U.S. securities laws.  There are no arrangements or understandings between Mr. Hedayat and any other persons with respect to his appointment as a director.

In accordance with the Company’s currently effective compensatory policy for directors who are not otherwise remunerated pursuant to an employment agreement, Mr. Hedayat will be paid as described under the heading “Director Compensation” in the Company’s 2016 Proxy Statement filed on August 19, 2016.

In connection with his appointment, Mr. Hedayat was also granted an option under the Company’s 2009 Stock Incentive Plan, effective February 1, 2017, to purchase 16,666 shares of the Company’s common stock at a price per share equal to the closing price as listed on the NYSE MKT on January 31, 2017.  The option expires on February 1, 2022.

Mr. Hedayat has more than 20 years of experience in the financial services industry and previously held progressively more senior roles at Goldman Sachs, including as Managing Director and Co-head of the Goldman Sachs Americas Principal Strategies group.  Encompassing all of his roles to date, Mr. Hedayat has extensive experience and broad knowledge in the areas of finance, M&A and corporate governance, with significant worldwide experience in the power and utilities industries. In addition, he previously co-founded two successful capital funds in London and New York and is currently Founder and Managing Director at a Toronto-based financial firm.  Mr. Hedayat is also currently on the board of directors of Restaurant Brands International Inc. and has previously served on boards of directors in the cable, pharmaceutical and media industries.  Mr. Hedayat holds a Bachelor of Commerce degree from McGill University with dual honors in finance and econometrics.

On January 31, 2017, the Company issued a press release announcing the appointment of Mr. Hedayat, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2017	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated January 31, 2017.